Exhibit 99.1

ARCBEST CORPORATION INVESTOR DAY November 9, 2015

Forward Looking Statements Certain statements and information in this presentation may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would” and similar expressions and the negatives of such terms are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on us. Although management believes that these forward-looking statements are reasonable, as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and management’s present expectations or projections. Important factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to: costs of continuing investments in technology, a failure of our information systems and the impact of cyber incidents; disruptions or failures of services essential to the operation of our business or the use of information technology platforms in our business; governmental regulations and policies; litigation or claims asserted against us; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer pension plans; competitive initiatives, pricing pressures, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates and the inability to collect fuel surcharges; general economic conditions and related shifts in market demand that impact the performance and needs of industries served by ArcBest Corporation’s subsidiaries and/or limit our customers’ access to adequate financial resources; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; relationships with employees, including unions, and our ability to attract and retain employees and/or independent owner operators; availability of fuel; default on covenants of financing arrangements and the availability and terms of future financing arrangements; availability and cost of reliable third-party services; increased competition from freight transportation service providers outside the motor carrier freight transportation industry; timing and amount of capital expenditures, increased prices for and decreased availability of new revenue equipment and decreases in value of used revenue equipment; future costs of operating expenses such as maintenance and fuel and related taxes; self-insurance claims and insurance premium costs; environmental laws and regulations, including emissions-control regulations; potential impairment of goodwill and intangible assets; the impact of our brands and corporate reputation; the cost, timing and performance of growth initiatives; the cost, integration and performance of any future acquisitions; weather conditions; and other financial, operational and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s Securities and Exchange Commission public filings. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. 2

David Humphrey VICE PRESIDENT – INVESTOR RELATIONS Vice President of Investor Relations since January 2010 32 year employee of ArcBest Corporation Has led the ArcBest Investor Relations Department for over 17 years Began his career, and worked for 9 years, in what is now ArcBest Technologies’ Business Insight & Analytics Department • • • 3

PROGRAM AGENDA

David Humphrey
Vice President, Investor Relations – ArcBest Corporation

Judy McReynolds
President & CEO – ArcBest Corporation

Jim Ingram
President – ABF Logistics

Tim Thorne
President – ABF Freight

Q&A – ABF Logistics and ABF Freight

Break

Lou Schneeberger
President – Panther Premium Logistics

Gary Cummings
President – FleetNet America

Q&A – Panther and FleetNet

Danny Loe
Vice President – Enterprise Solutions

Michael Newcity
President – ArcBest Technologies

Q&A – Enterprise Solutions and ArcBest Technologies

David Cobb
Chief Financial Officer – ArcBest Corporation

Judy McReynolds
Closings Remarks and Q&A

SKILL & WILL
ArcBest | 4

Judy R. McReynolds PRESIDENT & CHIEF EXECUTIVE OFFICER President and Chief Executive Officer since January 2010 ArcBest Director since January 2010 • 18-year tenure with ArcBest and over 25 years of experience in the transportation and logistics industry Senior Vice President–Chief Financial Officer and Treasurer from February 2006 through December 2009 Member of the American Trucking Associations Board of Directors and Executive Committee Chairperson of the American Transportation Research Institute Board Transportation Industry Council of the Federal Reserve Bank of St. Louis since June 2012 Member of the Board of Directors of OGE Energy Corp. since July 2011 and serves on its Compensation Committee and Nominating and Governance Committee • • • • • 5

Video

Logistics Leader 1923 13,000+ $2.6 billion Employees Founded Revenue in 2014 7

Who Are We? 8 A logistics company With The Skill & The Will to creatively solve our customers’ complex supply chain challenges We’ll find a way to deliver: • Knowledge • Expertise • Options • A can-do attitude with every shipment and supply chain solution, household move or vehicle repair

Common DNA We use creativity and cooperation to solve transportation and logistics challenges for customers worldwide who value quality and an exceptional experience. Customer Focus Commercial Shippers and Consumers of Logistics Solutions Commercial Carriers and Private Fleets with Medium and Heavy Duty Equipment Consumers of Household Goods Transportation and Storage Services 9

ArcBest Corporation A Logistics Company with The Skill and The WillSM to Solve Complex Supply Chain Challenges Supply Chain Services Expedited/ Time-Definite Maintenance and Repair Truck Brokerage Ocean Warehousing Moving LTL Forwarding ABF-Logistics Panther -Premium Logistics Asset-Light Asset-Light Asset Asset-Light Guaranteed Capacity ArcBest Enterprise Solutions ArcBest Technologies SKILL&WILL 10

Vision OUR VISION We'll Find a Way ArcBest Corporation SKILL.&WILL 11

ArcBest .Values 12

Key Elements A Logistics Company with the Skill & The Will to Grow 13 4 ArcBest is Powerfully Positioned 3 Impact of Innovation & Technology 2 Optimal Conditions For Growth 1 Increasing Supply Chain Complexity

Increasing Supply Chain Complexity Supply chains are evolving rapidly due to faster customer demand for products, lean inventory levels, transportation capacity, speed of fulfillment and cost volatilities Global product sourcing requires unique distribution models offering ease of visibility and efficient coordination of multiple transportation resources 1 Growing need for real-time information and data to facilitate flexible, logistics decision-making 2 Evolving focus on customer service to meet more demanding delivery times (next-day; same-day) and to offer a positive customer experience 3 The rising need for personnel with superior analytical skills and industry knowledge in order to craft cost-effective solutions 4 14

Optimal Conditions Market Potential for Growth Approximate ArcBest Opportunity: $266B Source: Armstrong & Associates, ArcBest Technologies Business Insight & Analytics, management estimates – October 2015 15 Maintenance / Repair White Glove / Final Mile Household Goods Moving & Storage $3 B $17 B $43 B Warehousing / Distribution Air & Ocean Freight Forwarding Premium Logistics $20 B $47 B $37 B Freight Brokerage & Management Expedited Transportation Less-Than-Truckload $5 B $37 B $57 B

Optimal Conditions for Growth

ArcBest has conducted extensive research to better understand:

- The voice and needs of our diverse customer base
- The services we must offer to meet their needs
- How to effectively deliver those services as a trusted partner
- Current voids in the marketplace that ArcBest can fill

Organic investments in personnel and systems at all companies position ArcBest for future growth and improved profit margins.

ArcBest Steps Taken for Future Growth


2012
June 2012
Panther acquisition
2013
ABF Logistics formed
Summer 2013
November 2013
ABF Freight 5-Year Labor Contract
2014
2014
ArcBest Enterprise Solutions formed
ArcBest rebranding
May 2014
2015
January 2015
ABF Logistics acquires Smart Lines

16

Optimal Conditions for Growth Existing Opportunities: 17 As customers increasingly look to fewer providers for more logistics services, we are well-positioned to offer a holistic mix of asset-based and non-asset-based solutions. Nearly 85% of current ABF Freight and Panther customers would consider or strongly consider sourcing one or more of those additional logistics services from ABF Freight and/or Panther. Research indicates that nearly 75% of ABF Freight and Panther customers have two or more logistics needs offered within our family of companies.

Optimal Conditions for Growth ABF Freight Customer Base: Asset-Light Total Market Potential Revenue Has need for the service and Is Confident or Neutral that ABF Freight can provide the service and Is Using – or would consider using – a 3PL or Broker …and Is aware that ABF Freight or ABF Logistics provides the service $7.7B …and Is not price-sensitive and Tends to be loyal $1.7B $12.8B 18

Optimal Conditions for Growth Panther Customer Base: Expedited Total Market Potential Revenue Has need for the service and Is Confident or Neutral that Panther can provide the service …and Is not price-sensitive $1.0B …and Tends to be loyal and Is Aware that Panther provides the service $0.7B $2.5B 19

Impact of Innovation & Technology Differentiating technologies and innovations have played a strong role in ArcBest’s history and will help us seize on our opportunities for growth. Technology and innovations: • • • • Enhance and optimize operations Create efficiencies Allow for better management of personnel Improve the customer experience The 2015 structuring of our innovation process provides for coordinated initiatives that flow throughout the entire ArcBest organization. 20

Powerfully Positioned ArcBest is built on the strong foundation of ABF Freight as a trusted customer partner. Our employees have The Skill and The Will to solve customers’ supply chain challenges. We have responded to customer needs by developing the logistics strategies they desire and coordinating them through Enterprise Solutions. We have billions of dollars of revenue growth opportunities with ABF Freight and Panther customers. Solid financial resources that support our strategic initiatives: We bring differentiating technologies and innovations to the customer experience to simplify the complexities they face. • • Strong balance sheet Additional liquidity readily available Positive banking relationships • 21

Percent of ArcBest Revenue Goal ArcBest Diversification Growth of the Asset-Light Logistics An Ever-Increasing Percentage of ArcBest’s Revenue Businesses 50% 50% ArcBest Revenue 3Q’15 LTM $2,684 $2,613 Asset-Light Logistics 29% ABF Freight 71% 2009 7% 2009 2010 2011 2012 2013 2014 LTM 9/30/15 93% (1) Amounts shown are before other revenues and intercompany eliminations. 22 $2,300 $2,066 $1,908 $1,658 $1,473

Success Stories

THE SKILL & THE WILL Success Story

Collaboration Throughout the ArcBest Enterprise

ABF Logistics' web visibility tools helped an ABF Freight electronic equipment account **reduce their ocean shipping costs by as much as 50%** while significantly improving their customer delivery time.

A U.S. importer and distributor of authentic Asian products solved their U.S. distribution challenges with a comprehensive set of logistics services that includes **international container shipments and warehousing by ABF Logistics**, all **coordinated by ArcBest's Enterprise Solutions** group.

The **sales teams of ABF Freight and ABF Logistics worked together to develop a collaborative solution with FleetNet** for a customer shipping oversized products on his owned equipment.

ABF Freight and Panther collaborate to serve a customer shipping cross country **air shipments to Hawaii**. The customer benefits from the **expertise of ABF Freight during mainland and Hawaiian ground handling**, and **the speed of air transport utilizing Panther** and its air carrier partner, all at an **economical total cost**.

SKILL & WILL ArcBest 23

Evolution Has Begun

While ABF Freight offers a strong foundation for ArcBest, we are a multi-faceted logistics company providing supply chain solutions to complex transportation challenges.

ABF Freight Account Base Who Used ABF Logistics or Panther For Non-LTL Services



22%
50%
3Q'15
Goal

The percentage of ABF Freight's account base who also transacted business with either ABF Logistics or Panther was 22%.

Our goal is 50%.

ArcBest Revenues Derived From Asset-Light Logistics



29%
50%
3Q'15
Goal

Nearly 30% of ArcBest revenues are currently derived from asset-light logistics.

Our goal is 50%.

SKILL & WILL
ArcBest
24

Industry Stock Multiples ArcBest’s stock trading multiples have trailed that of the LTL industry average. Going forward, ArcBest’s stock price valuation should reflect the positive impact of our asset-light logistics businesses. *Average stock price, on 11/3/15, as a multiple of 2014 EPS – Stifel Transportation Industry Report 25 ArcBest 14.3X Industry Equity Valuations Industry SegmentMultiple* Truckload 19.6X LTL 16.5X Intermodal 23.4X Non-Asset-Based – Forwarding/Logistics 22.5X

Strategies for Growth based foundation of ArcBest and cross-selling with established base of over How will ArcBest seek to grow its revenue to solve the logistics challenges of its customers? enhance growth in the fleet maintenance and technology and other resources for all of these ArcBest’s strategic goals and enhance the scale of 26 5 Consideration of acquisition opportunities that meet services offered in the marketplace 4 Ongoing, organic investment in people, innovative businesses 3 Continued development of services and resources to moving markets 2 Sustained growth through new customer additions 40,000 active ABF Freight/Panther customers 1 Work toward strengthening ABF Freight as the asset-

Jim Ingram PRESIDENT – ABF LOGISTICS President of ABF Logistics since August 2013 Senior Vice President–Strategy from November 2011 through January 2014 • Vice President–Strategic Development from April 2010 through October 2011 • Vice President–Market Development from January 2008 to April 2010 • Between January 1990 and January 2006 held various positions in ABF Freight’s Pricing Department • 27

Formed in July 2013 FortSmith, AR Provides customers with third party end-to-end solutions to complex supply chain needs backed by the assets of ArcBest. Headquarters 430+ Employees $247 million Revenue in 2014* *Includes revenue for ABF Moving 28

Revenue and Profitability Growth Revenue ($M) Operating Profit ($M) Moving Commercial CAGR 21% CAGR 30% $309 $10.5 $247 $7.0 $187 $144 $4.8 $3.7 2012 2013 2014 LTM 9/30/15 2012 2013 2014 LTM 9/30/15 29

Supply Chain Services Truck Brokerage Ocean Warehousing Moving LTL Expedited Time Definite Forwarding Maintenance and Repair Asset-Light Asset Asset-Light Asset-Light Guaranteed Capacity A Logistics Company with The Skill and The WillSM to Solve Complex Supply Chain Challenges 13

Market Potential Approximate ABF Logistics Opportunity: $158B Source: Armstrong & Associates, ArcBest Technologies Business Insight & Analytics, management estimates – October 2015 31 Maintenance / Repair White Glove / Final Mile Household Goods Moving & Storage $3 B $17 B $43 B Warehousing / Distribution Air & Ocean Freight Forwarding Premium Logistics $20 B $47 B $37 B Freight Brokerage & Management Expedited Transportation Less-Than-Truckload $5 B $37 B $57 B

Capabilities – ABF Logistics Management including cross-dock Visibility and inventory tracking partner locations 32 Customized Warehouse services, production inspection and testing and returns processing through 80+ North American Network of over 25,000 vetted service providers 99% coverage rate Shipment visibility at abf.com End-to-end global shipment visibility from the manufacturer’s floor to the final destination FCL and LCL import and export service throughout Asia, Europe and South America to final destinations in the U.S. Warehousing Ocean Truck Brokerage

Optimal Conditions for Growth ABF Logistics $1.5B Ocean Freight $1.6B Distribution and Warehousing $0.9B 12% 13% *ABF Freight’s Customer Base Other Services • • Has need for the service Is confident or neutral that we can provide the service Is using or would consider using a 3PL or Broker $8.8B 6% Truckload Brokerage $12.8 Billion 69% • Potential Revenue in ABF’s customer base* 33

Optimal Conditions for Growth ABF Freight Account Base Who Used ABF Logistics 20.7% 17.6% ABF Logistics 14.7% Research indicates that roughly 50% participation is a realistic goal. 11.0% Significant growth potential remaining with existing and new customers to also grow wallet share. 7.4% 2011 2012 2013* 2014 2015 (LTM-Sep) *Began reporting as ABF Logistics in July 2013 34

Capabilities – ABF Moving service provider (TSP) to all satisfaction scores 35 An approved transportation military branches Industry-leading customer Nationwide corporate relocation Broad service selection including truck rental, containers, LTL and padded van U-Pack® offers household moving services for individuals and families Over 700,000 completed consumer moves Moving trailer or container available Only pay for space used Government Moving Corporate Moving Consumer Moving

Optimal Conditions for Growth ABF Moving Upack.com Unique Website Visitors (millions) $17 billion moving and storage market 4.4 • • • Traditional padded van Self-Move trailer and containers Truck Rental 3.6 3.3 3.0 2.7 Opportunity to leverage success of upack.com • “upgrade” options for traditional do-it-yourself customers (pack, load, unload, storage) 2015 (LTM-Sept.) 2011 2012 2013 2014 36

Impact of Innovation & Technology ABF Logistics Further enhance operating platform • • • Improve enterprise-level customer experience Enhance productivity and reduce cost Unique connectivity to capacity Understand and continually improve business performance and outcomes • Business insights and analytics Leverage expertise in digital marketing to create speed and choice advantages 37

Powerfully Positioned ABF Logistics Significant Opportunity for Growth Capacity Answer Acquisitions • Powerful combination of external partners and internal assets 25,000+ capacity partners Asset connections throughout ABF Freight and Panther • Opportunity to move faster, add scale and further develop our network • 30,000+ established ABF Freight accounts ripe for cross-selling through collaboration with ABF Freight sales team Massive opportunity outside of existing customer base – less than 20% of business comes from non-ABF Freight customers • • • 38

Tim Thorne PRESIDENT – ABF FREIGHT President of ABF FreightSM since October 2014 Vice President–Linehaul Operations from April 2013 to October 2014 Regional Vice President of Operations in the Salt Lake City and Reno from May 2006 through March 2013 Branch Manager at four ABF Freight terminals from May 1993 through April 2006, including Florence and Decatur, Alabama; Nashville, Tennessee and Carlisle, Pennsylvania Joined ABF Freight as a Supervisor Assistant at the Orlando, Florida terminal in 1990, working in that position until serving as Sales Representative at the same terminal from June 1992 to May 1993 • • • • 39

Founded in 1923 One of North America’s largest and most trusted less-than-truckload (LTL) carriers Fort Smith, AR 11,500+ $1.9 billion Headquarters Employees Revenue in 2014 40

Revenue and Profitability Revenue ($M) Growth Operating Profit ($M) CAGR 3% $69.4 $1,943 $1,931 $50.1 $1,762 $10.0 $1,702 -$19.8 2012 2012 2013 2014 LTM 9/30/15 2013 2014 LTM 9/30/15 41

Supply Chain Services 42

Capabilities – ABF Freight + Improved Profitability • Expanded Revenue Opportunities • Optimized Cost Structure 43 Customer Value Proposition • Easy to do business with • Solves Logistics and Transportation challenges • Trusted advisor and Partner • We do the difficult things well. Market research validates this point. Critical Capabilities • Quality Process • Large and highly trained ABF Sales Force • Disciplined pricing • Execution and Asset Management • Risk Management – Safety and Employee Engagement Critical Resources • 247 terminals across North America serving the enterprise • Approximately 500 account managers selling across the enterprise • Approximately 4,200 tractors and 20,600 trailers • 11,500+ employees

Market Potential Approximate ABF Freight Opportunity: $45B Source: Armstrong & Associates, ArcBest Technologies Business Insight & Analytics, management estimates – October 2015 44 Maintenance / Repair White Glove / Final Mile Household Goods Moving & Storage $3 B $17 B $43 B Warehousing / Distribution Air & Ocean Freight Forwarding Premium Logistics $20 B $47 B $37 B Freight Brokerage & Management Expedited Transportation Less-Than-Truckload $5 B $37 B $57 B

Supply Chain Complexity What causes the demand for our services? Externally managed supply chains 1 Value Proposition 2 • • • • Expertise Network Technology Platform Flexibility 45

Supply Chain Complexity 1 What solutions can ABF Freight provide? • • • • • Asset-based LTL platform Supply chain professionals Seamless visibility Customer support Time critical, expedited, white glove, final mile and tradeshow services 2 What ArcBest solutions can ABF Freight account managers provide? • • • Asset and non-asset-based platform Consolidations, surge and rollout management TL, LTL and warehousing 46

Optimal Conditions for Growth Collaboration – An ArcBest Core Value A CLOSER LOOK Cross-selling accounts OPPORTUNITY A significant majority of ABF Freight customers need logistics services offered by other ArcBest companies. RELATIONSHIPS Large, highly trained ABF Freight sales force offers many ArcBest services to established ABF Freight customers. 1 Greater revenue growth 2 Greater account growth 10x larger than non-cross-selling accounts 3 47

Optimal Conditions for Growth A small cookie company is looking to go nationwide and needs freight and logistics services. We could possibly have sold just our LTL services and secured a few shipments per year. However, by understanding all their needs and with the assets and resources available from ABF Freight and the ArcBest family of companies, we secured LTL, TL and warehousing services. = Growth & Customer Loyalty So, now the customer is a $900K+/year enterprise customer. As the customer’s business expands to add new products, our opportunities continue to grow at ABF Freight and across the enterprise. Our customer is more loyal as we’ve become a trusted supply chain partner – not just an LTL carrier. 48

Optimal Conditions for Growth How Our Combined Strengths Drive Profitable Growth • Easy access to a vast asset-based network 49 Panther benefits from: • A strong and respected brand • An established account base • Collaborative cross-selling ABF Freight benefits from: • Lane balance through purchased transportation • Added customer loyalty through additional service offerings • Easy integration through a full range of logistics capabilities • Collaborative cross-selling ABF Logistics benefits from: • Easy access to a vast asset-based network • A strong and respected brand • An established account base • Collaborative cross-selling

Optimal Conditions for Growth 50

Optimal Conditions for Growth 51

Optimal Conditions for Growth 52

Innovation and Technology Customer-centric applications • • ABF.com Robust technology platform providing state-of-the-art connectivity and visibility for our customers • Organically developed with the customer in mind • Innovative technology adaptations that meet customer’s needs 53

Impact of Innovation & Technology Internal Customized Solutions Optimization and efficiency • • • PDAs with cameras on the dock and street Mobile laptops for DC Supervisors Fully integrated operations planning systems • • • • • • Inbound Management System Outbound Management System Mobile Dispatch Centralized Dock Management System Yard Management System Linehaul Management System • Paperless systems on dock and in city Regulation and compliance monitoring • • ELDs – Electronic Logging Devices Equipment maintenance & EPA reporting 54

Powerfully Positioned Strong and trusted brand ABF Freight’s current labor contract, which runs through March 2018, provides for moderate (2% – 3%) annual wage and benefit increases 55

Powerfully Positioned A proven management team A stable labor force • • Average officer tenure of 25+ years Strong, well-trained bench • ATA – The driver shortage will reach nearly 48,000 by the end of 2015. If current trends hold, the shortage may balloon to 239,000 by 2022. ABF Freight’s driver turnover, excluding normal retirements, is in the 3% – 4% range. Taking an innovative approach to solving the driver shortage • • • • • Driver Development Program Schools TMAP 56

ArcBest Corporation A Logistics Company with The Skill and The WillSM to Solve Complex Supply Chain Challenges Supply Chain Services Truck Brokerage Ocean Warehousing LTL Moving Expedited/Time-Definite Forwarding Maintenance and Repair Asset-Light Asset Asset-Light Asset-Light Guaranteed Capacity 57

Lou Schneeberger PRESIDENT & CEO – PANTHER PREMIUM LOGISTICS President and CEO of Panther Premium Logistics since February 2013 Lou joined Panther in 2010 as Chief Financial Officer and Treasurer. He was involved in the company’s sale of Panther to ArcBest Corporation. He has served as Chief Financial Officer for two publicly traded companies and as Chairman of the Board for another. In total, Lou has served on the boards of five public and numerous private companies. Lou has an extensive background growing small, privately owned companies into large public corporations by improving organizational structure, increasing efficiency, and growing revenues and profits. • • • 58

Founded in 1992 Medina, OH Specializing in mission-critical and time-sensitive logistics projects Headquarters $317 million Revenue in 2014 400+ Sales persons) (Including 50+ Employees 59

Revenue and Profitability Revenue ($M) Growth Operating Profit ($M) CAGR 36% CAGR 7% $317 $309 $15.6 $247 $12.6 $238 $7.0 $3.7 2012 2013 2014 LTM 9/30/15 2012 2013 2014 LTM 9/30/15 60

Supply Chain Services A Logistics Company with The Skill and The WillSM to Solve Complex Supply Chain Challenges Truck Brokerage Ocean Warehousing Moving LTL Expedited/Time-Definite Forwarding Maintenance and Repair Asset-Light Asset Asset-Light Asset-Light Guaranteed Capacity 61

Market Potential Approximate Panther Opportunity: $75B Source: Armstrong & Associates, ArcBest Technologies Business Insight & Analytics, management estimates – October 2015 62 Maintenance / Repair White Glove / Final Mile Household Goods Moving & Storage $3 B $17 B $43 B Warehousing / Distribution Air & Ocean Freight Forwarding Premium Logistics $20 B $47 B $37 B Freight Brokerage & Management Expedited Transportation Less-Than-Truckload $5 B $37 B $57 B

Market Potential $93M $134M Next Flight Out Air Charter $212M 4% $702M 5% Ground Expedited Other Services 9% 28% *Panther’s Customer Base • • Has need for the service Is confident or neutral that we can provide the service Is or would consider using a 3PL or Broker $2.5 Billion Potential Revenue in Panther’s customer base* • 26% $640M 28% Expedited LTL $686M Air Cargo 63

Capabilities – Panther 64 Panther offers specialized services to accommodate the most challenging supply chain requirements, including temperature validation, geofence, project logistics and secret cleared drivers. Exclusive use ground expedite solutions using Panther’s owner operators and a network of third party resources utilizing: tractor trailers, straight trucks and cargo vans. Eight geographically dispersed offices, combined with access to ABF Freight’s network, allow Panther to offer guaranteed, time critical domestic freight across the United States and international air freight service. White Glove Time Definite Forwarding

Verticals – Panther Operations team is organized by market verticals. Sales leadership’s specific industry experience and knowledge results in better solutions for our customers. 65 Third Party Logistics Manufacturing Life Sciences & Pharmaceuticals High Value Product Government & Defense Automotive & Heavy Truck

Single Source – Panther • • • Panther specializes in managing 100% of the premium logistics needs of large multi-location customers Improved service Lower total cost Serving Tier I and Tier II OEMs 66 24 / 7 / 365 Independent Agent Partners Owner-Operators Accurate / Timely Information Technology On-Site & HQ Teams

Increasing Supply Chain Complexity 2 1 Lean levels of customer inventory = product outages and profit loss Flawless fulfillment 3 5 4 Rigorous delivery, security and monitoring Safety, security and risk management Geographic diversity (near-shoring) 7 6 67

Increasing Supply Chain Complexity Examples Out-of-the-Box Logistics Solutions • Temperature-controlled trailers staged at large pharmaceutical distributor Drivers quickly retrieve shipment for immediate departure Assist customer with creating cost-saving schedules • • Line Down Mitigation • • Automotive customer experienced critical parts shortage Panther moved vehicles to supplier’s production facility at two hours notice Trucks ran direct to manufacturer every two hours; customer experienced no down time The solution involved both Panther equipment and strategic capacity partners • • 68

Increasing Supply Chain Complexity Examples Multiple Service Utilization • • High profile customer began as ground expedite solution Quickly transitioned to a strategic supply chain partnership utilizing multiple services Partnership has led to two renewals of contract and prestigious supply chain recognition • Big Box Distributions • Multinational retailer contracted with Panther when LTL carriers needed supplemental capacity and assistance in meeting transit times Panther’s fleet and forwarding network handled store distributions Price point remained consistent with customer’s expectations • • 69

Optimal Conditions For Growth The cost of delivery failure is far greater than the cost of transportation. Driver Shortage Industry Expertise Creative Problem Solving Nearshoring 70

Impact of Innovation &Technology • • • Streamlined customer quote experience Rapid response inherent to Panther’s 24/7/365 culture Quality, reliability and scalability of open architecture ERP systems Robust data warehouse and detailed reporting capabilities for employees AND customers Mobile applications and customer centric web portals Real time shipment monitoring – location, temperature, shock/vibration, light exposure, pressure and humidity • • • 71

Impact of Innovation & Technology Examples Temperature Validation • • Real-time temperature tracking in transit, pickup to delivery Eliminates need for third-party temperature logging, which is not timely Timing is critical when dealing with life-saving products / supplies • Multiple Methods of Communication • Global automotive leader utilizes Panther for multiple products and communication channels Communications include: dedicated phone and email for both US & Mexico business, EDI transmissions, Panther’s website & client web portals • 72

Powerfully Positioned ArcBest provides Panther the capital to grow and invest. Panther’s investments include: • • • • Trailers Infrastructure Technology Training/Development How Our Combined Strengths Drive Profitable Growth Panther Resources Collaboration 73 Ground 1,100 Owner Operators 3,000 Independent Agent Partners Air Forwarding Cartage Agents Linehaul Providers

Powerfully Positioned Examples Panther / ABF Freight Cross Selling • • • Joint call program between Panther and ABF Freight Over 200 joint calls nationally this year Opportunities across the enterprise will increase with shared customer relationship management tools 74

Supply Chain Services A Logistics Company with The Skill and The WillSM to Solve Complex Supply Chain Challenges Truck Brokerage Ocean Warehousing Moving LTL Expedited/Time-Definite Forwarding Maintenance and Repair Asset-Light Asset Asset-Light Asset-Light Guaranteed Capacity 75

Gary Cummings PRESIDENT – FLEETNET AMERICA President and CEO of FleetNet America since July 2011 Prior to July 2011, Gary was FleetNet’s President and Chief Operating Officer. He began with the company in January 2005 as Vice President of Corporate Services. Before joining FleetNet, Gary worked for ArcBest in various financial areas from 1992 to 2001. Gary is an active member of the Technology & Maintenance Council of the American Trucking Associations and he is involved in various industry activities. • • • • 76

Began in 1993 Provides vehicle maintenance and repair management of emergency roadside events and fleet maintenance programs Cherryville, NC 300+ $159 million Headquarters Employees Revenue in 2014 Purchased by ArcBest in 1995 as part of the Worldway acquisition 77

Revenue and Profitability Revenue ($M) Growth Operating Profit ($M) CAGR 10% CAGR 15% $168 $159 $3.4 $3.3 $3.1 $138 $116 $1.9 2012 2013 2014 LTM 9/30/15 2012 2013 2014 LTM 9/30/15 78

Supply Chain Services Maintenance and Repair Asset-Light 79

Market Potential Approximate FleetNet Opportunity: $43B Source: Armstrong & Associates, ArcBest Technologies Business Insight & Analytics, management estimates – October 2015 80 Maintenance / Repair White Glove / Final Mile Household Goods Moving & Storage $3 B $17 B $43 B Warehousing / Distribution Air & Ocean Freight Forwarding Premium Logistics $20 B $47 B $37 B Freight Brokerage & Management Expedited Transportation Less-Than-Truckload $5 B $37 B $57 B

Capabilities – FleetNet

Emergency Roadside

24 hours-a-day/7 days-a-week call center matching truck breakdowns with repair vendors

FleetNet oversees the initial vendor contact; the equipment repair and the payment process



Fleet Maintenance

Through its TMcare® program, FleetNet offers preventative maintenance (PM) compliance services for trucking fleets of any size

Cost savings result from fewer emergency breakdowns, extended equipment life cycles and reduced back office and personnel expense



Data Analytics

FleetNet analyzes fleet performance data to identify down-time trends; benchmark against competitor and industry standards; and to identify opportunities for cost reductions and improved performance



THE SKILL & THE WILL
ArcBest | 81

Increasing Supply Chain Complexity FleetNet continually seeks to simplify the customer experience and ensure seamless connectivity between clients with immediate maintenance needs and capable service providers offering repair services. Increasing safety and maintenance standards in the transportation industry offer a significant opportunity for utilizing FleetNet’s equipment knowledge and skill. FleetNet facilitates improved equipment reliability in order to meet the ever-increasing demands of customer supply chains. 82

Increasing Supply Chain Complexity A private fleet with 336 refrigerated delivery vehicles in 27 locations. FleetNet provides equipment maintenance to their entire fleet. FleetNet provides: • • • Dedicated labor resources to increase PM compliance Maintenance expertise to provide direction to client management Manage all the supporting service providers for excellence Resulting in: • • • Higher equipment availability A systematic decrease in maintenance cost per unit CSA maintenance score considered to be one of the “industry’s best” 83

Optimal Conditions for Growth SCALE FleetNet is the largest independent transportation maintenance company in a fragmented industry. AFFORDABILITY Companies are seeking cost-effective ways of managing their equipment fleets so they can concentrate on development of their core businesses. EXPERTISE Industry expertise combined with strong, long-term service provider relationships uniquely equips FleetNet to offer effective solutions for its customers’ logistics challenges. 84

Optimal Conditions for Growth The industry continues to move toward outsourcing MARKET Currently 4.4 million medium and heavy duty trucks in US/Canada. POSITION In the past 12 months, FleetNet has provided services to: GROWTH A shortage of mechanical expertise causes customers to look for alternatives • 90% of equipment owners manage maintenance internally • 27% of the Top 100 largest for-hire fleets (supporting 3 of the Top 6) 20% of the Top 100 largest private fleets (supporting 3 of the Top 6) • 85

Impact of Innovation & Technology FleetNet offers technological interaction through enhanced connectivity and integration with clients. FleetNet provides digital exchange of information with clients and vendors on roadside events and maintenance programs. FleetNet enhances the services it offers by collecting, classifying and analyzing equipment and maintenance data in order to lower costs and improve processes. 86

Impact of Innovation & Technology Most clients have integrated computer solutions with FleetNet systems that provide real-time equipment status information to ensure repairs occur within specified delivery windows. Progressive clients with robust in-cab computer solutions have FleetNet monitor their engine fault codes remotely for more specific problem resolution. This facilitates speed and accuracy in executing emergency roadside repairs. 87

Powerfully Positioned Specific technology utilization enabling unique customer handling requirements, timely communications, data enrichment and more Long-term relationships with its third-party service provider base An experienced, dedicated staff, many with maintenance expertise, ensuring excellent equipment compliance and reduced operating costs 88

Customer Solutions One of FleetNet’s for-hire fleets was able to increase their equipment up-time and reduce their maintenance events by 30% by allowing FleetNet to manage their emergency roadside events. A for-hire fleet uses our services as a backup for their own internal roadside management center. In numerous instances, FleetNet is able to arrange for a supplier who had previously turned down the fleet customer. During a severe winter, FleetNet team members often focused on rescuing drivers from the extreme cold in addition to over-seeing equipment repairs. 89

Supply Chain Services A Logistics Company with The Skill and The WillSM to Solve Complex Supply Chain Challenges Truck Brokerage Ocean Warehousing Moving LTL Expedited/Time-Definite Forwarding Maintenance and Repair Asset-Light Asset Asset-Light Asset-Light Guaranteed Capacity 90

Danny Loe VICE PRESIDENT – ENTERPRISE SOLUTIONS Vice President–Enterprise Solutions since May 2014 Vice President–Yield Management for ABF Freight since 2010 Director of Marketing & Public Relations from 2004 to 2010 Senior Pricing Analyst from 2000 to 2004 Danny joined the Company in 1997, working as an Associate Analyst, Analyst, and Lead Analyst in the Pricing Department prior to his promotion to Senior Pricing Analyst in 2000 • • • • 91

Created in 2014 Fort Smith, AR Headquarters 40+ Employees A logistics team that develops comprehensive and integrated solutions for customers with wide-ranging transportation needs 92

Supply Chain Services Expedited/ Time-Definite Maintenance and Repair LTL Forwarding Truck Brokerage Ocean Warehousing Moving ArcBest Enterprise Solutions 93

Increasing Supply Chain Complexity • Global product sourcing requires unique distribution models offering ease of visibility and efficient coordination of multiple transportation resources Growing need for real-time information and data to facilitate flexible, logistics decision-making The rising need for personnel with superior analytical skills and industry knowledge in order to craft cost-effective solutions • • 94

Optimal Conditions for Growth 95 As customers increasingly look to fewer providers for more logistics services, we are well-positioned to offer a holistic mix of asset-based and non-asset-based solutions. Nearly 85% of current ABF Freight and Panther customers would consider or strongly consider sourcing one or more of those additional logistics services from ABF Freight and/or Panther. Research indicates that nearly 75% of ABF Freight and Panther customers have two or more logistics needs offered within our family of companies.

Impact of Innovation & Technology Enterprise Solutions is changing how ArcBest and ABF Freight are viewed in the marketplace • • We are no longer just an LTL company with some logistics services We are a logistics organization with assets Enterprise Solutions ties all of ArcBest’s service offerings together with a single point of contact for customers Enterprise Solutions provides shared administrative services to other subsidiaries • • • Allows consolidated invoicing for customers Offers a better customer experience Creates the ability to make enterprise-wide credit and pricing/profit decisions Improves cost efficiencies • 96

Powerfully Positioned ‘Trusted Advisor’ status with current customers Accessibility to assets and guaranteed capacity Strong network of capacity providers • People (ABF Freight drivers/dockworkers and Panther owner-operators) Equipment (ABF Freight fleet and Panther trailers) Facilities (ABF Freight dock locations and Panther offices) Intellectual capital (90+ years of transportation experience coupled with in-house IT expertise) • • • 97

Customer Solutions Scenario: • • Product rollouts or launches A mature ABF Freight product offering that created network congestion and placed drivers and equipment out of position Solution: • • • All product launch opportunities routed to Enterprise Solutions Single point of contact facilitating all customer and operational communications ArcBest solutions include an optimized load plan to meet production and required delivery schedules Load plans are developed based on the optimal mode, lead time and delivered cost • Results: • • • 56% increase in revenue YTD for this service offering 47% win rate 20% margin improvement 98

Customer Solutions

THE SKILL & THE WILL Success Story

Scenario:

- Large retailer looking to lower costs from U.S. vendors shipping to Canadian distribution centers
- Looking to recapture business for ArcBest that ABF Freight had lost to an LTL competitor

Solution:

- ArcBest-level contract
- Single point of contact facilitating all mode/customer communications
- ABF Freight handles LTL to consolidation point
- ABF Logistics handles TL from consolidation point to Canadian DC
- Specialized technology developed to handle freight routing

Results:

- 25+% cost savings compared to direct LTL
- $6.5M win for ArcBest
- A proven model that can quickly be implemented with other customers

THE SKILL & THE WILL
ArcBest | 99

Supply Chain Services A Logistics Company with The Skill and The WillSM to Solve Complex Supply Chain Challenges Truck Brokerage Ocean Warehousing Moving LTL Expedited/Time-Definite Forwarding Maintenance and Repair Asset-Light Asset Asset-Light Asset-Light Guaranteed Capacity 100

Michael Newcity PRESIDENT – ARCBEST TECHNOLOGIES Senior Vice President-Chief Innovation Officer and President of the Company’s subsidiary ArcBest Technologies, Inc. since January 2015 Chief Financial Officer and Chief Information Officer from August 2013 to December 2014 Vice President–Chief Financial Officer from June 2010 until July 2013 Director–Economic Analysis from November 2007 through May 2010 Director–E-Systems and Emerging Technologies for ABF Freight from November 2005 through October 2007 From January 2000 through October 2005, Michael held several managerial positions with ABF Freight that spanned marketing, information technology and business development He began his career with the Company in 1993 at its subsidiary, ArcBest Technologies, Inc., leading the Company’s e-commerce development initiatives through December 1999 • • • • • • 101

Established in 1962 Fort Smith, AR Location 400+ Employees 2.4% of Revenue Annual Spend (Approximate) Dedicated to providing proprietary, differentiating technology development to all ArcBest companies 102

Supply Chain Services A Logistics Company with The Skill and The WillSM to Solve Complex Supply Chain Challenges Truck Brokerage Ocean Warehousing Moving LTL Expedited/Time-Definite Forwarding Maintenance and Repair Asset-Light Asset Asset-Light Asset-Light Guaranteed Capacity 103

ArcBest Technologies – Focus on Value Creation “We create value by delivering custom technology solutions that satisfy the unique needs of our customers and drive the strategic initiatives of the enterprise.” 104

Video

ArcBest Technologies – Value Creation “Formula” Vision Cultivate a Digitally-empowered, Customer-centric Vision ArcBest Technologies progresses a virtuous cycle for value creation that is driven by… 1. A vision that believes digital is the “now and future” and keeps the customer at the center Investment that focuses on growth and transformation versus just “keeping the lights on” Recruiting and retaining top technology talent who “get the business” A structure that advances current initiatives as well as technology exploration and discovery Building on existing systems and information assets to accelerate future initiatives and broaden returns Foundation Harvest a Foundation of Technology Assets for Future Value Investment Ensure that the Technology Investment is Optimized Toward Strategic Initiatives 2. 3. Structure Progress a Structure that Supports Agility, Alignment & Innovation Talent Recruit & Retain Top Technology, Insight & Innovation Talent 4. 5. 106

Vision – *Technology Focus on Customers & Growth*

FOCUS / ORIENTATION	Operational (near-term)	Strategic / Transformational (long-term)
External (growth)	**Integrator & Optimizer** Build and deliver a competitive, integrated service portfolio and focus on true service outcomes above and beyond managing the technology assets.	**Explorer & Pioneer** Focus is on creating competitive advantage through technology-based business innovation.
Internal (support)	**Broker & Engineer** Rapid delivery of services and the enabling of business capability at market-competitive rates.	**Enabler & Conductor** Focus is more about an approach to creativity and innovation, than it is about the stewardship of the technology itself.

Gartner's "Four Views of IT"

External focus on growth is primary to technology at ArcBest.

ArcBest | 107

Vision – Technology Focus on Strategic Enablement Info-Tech’s “Hierarchy of IT Needs” ArcBest leadership has a consistent view of technology’s role as a strategic enabler and innovator. 108

Investment – Optimized toward Growth Initiatives 100% 2015 YTD 46% of ArcBest’s technology spend has gone to growth and transformational initiatives versus the industry average of 31%. 90% 80% 70% 60% 50% ArcBest’s spend on technology is 2.4% of revenue which is in line with the industry average. 40% 30% 20% 10% 0% Industry Average* ArcBest Run Grow & Transform * Source – Gartner 109 31% 46%

Talent – Know Technology, Know Logistics The talent strategy at ArcBest Technologies focuses on recruiting and training highly talented employees and keeping them a long time. This strategy enables our technology employees to understand the business in a deep way, develop and maintain proprietary / differentiating technology assets, and truly partner with their counterparts across the enterprise. 3.7 Average GPA of new employees at ArcBest Technologies; the company focuses primarily on universities in the South Central states. 6 / 50% # of months employees of ArcBest Technologies spend in training upon joining the company. 6% Average annual turnover at ArcBest Technologies versus IT U.S. average of 16%* (8.2% at the bottom quartile, 19.8% at the top quartile). 13 Average service years for employees of ArcBest Technologies with more than two years at the company. Amount of tuition paid by company for employee to complete master’s degree. * Source – Gartner 110

Talent – Various Roles to Drive Initiatives ArcBest Technologies supports and progresses the financial objectives of ArcBest and its business units by way of various roles that are necessary to compete and grow in an increasingly complex logistics and technology environment… Trusted Operator Capable Project Manager “Works closely to design, build, source and support complex systems effectively.” Strategic Partner Proactive Technology Surveyor “Understands emerging technologies and how they may impact our business and industry.” Pragmatic Innovator “Understands the business issues, needs and objectives, and provides relevant solutions and insights.” “Provides innovative ideas to grow revenues, reduce costs, expand markets and delight customers.” “Provides IT platforms with ideal performance, cost structure, security and operations transparency.” TRADITIONAL & FOUNDATIONAL PRESENT & ACCELERATING 111

Structure – Must Address Emerging Tech Landscape Gartner Hype Cycle for Supply-Chain Execution Technologies Gartner publishes over 90 “Hype Cycles” covering thousands of emerging technologies across various industries and tech segments. A technology strategy and structure must address the acceleration of emerging technologies. 112

Structure – *IT Verticals Address Current Initiatives & Emerging Tech*

Dedicated IT verticals at ArcBest Technologies focus on driving initiatives for a group of related business processes as well as exploring, understanding and integrating emerging technologies specific to the vertical. Each vertical has dedicated leadership, talent and technology resources.

Talent Management	**Process & Performance Management**	**Asset-based Logistics**	**Asset-light Logistics**	**Yield Management**	**Customer Experience**
Recruiting & Onboarding	Forecasting & Planning	LTL Linehaul & Terminal Operations	Multimodal Transportation Management	Pricing & Quote Optimization	Salesforce Automation
Collaboration	Business Process Optimization	Network Optimization	Third-party Sourcing	Portfolio Management of Customer Yield	Customer Relationship Management
Digital Workplace	Risk, Safety, Claims	Load Design	Warehouse Management	Vendor Payable Optimization	Customer Service & Care
Compensation & Benefits Management	Reporting & Analytics	Maintenance & Fuel Optimization	Global	Activity-based Costing	Customer Digital & Social
Career & Succession Planning	Revenue Accounting	Total Cost of Ownership	Expedited Management		

ArcBest | 113

Structure – Shared “Enablers” Drive Success of Verticals Five functional areas work across and serve each of the verticals; they focus on driving project management and delivery, ensuring that ArcBest gets maximum value from systems, progressing a solid BI and analytics platform, and other supporting technology functions. Talent Management Process & Performance Management Asset-based Logistics Asset-light Logistics Yield Management Customer Experience Portfolio & Project Management Fixed & Variable Development Resources / Agile & Waterfall Project Methods Application Lifecycle Management Application Usability & Human-Centered Design / Systems Portfolio Business Insight & Analytics Information & Data Discovery / Costing / Predictive Analytics Technology R&D Mobile Technologies / Internet of Things / Process Automation Infrastructure Communications / Networks / Security & IT Risk / Business Recovery Planning 114

Foundation – Technology Assets Empower New Initiatives ArcBest Technologies has a robust history of delivering solutions and is often a first mover and early adopter. Collectively, these technology assets serve as a strong foundation for the future development of new technology. Last 3 Decades Launch of system to support activity-based costing, pricing and yield management (industry leader). Launch of Web-based customer solutions, exposing internal systems to customers online (industry leader). Launch of paperless initiative – digital imaging, paperless dock and city operations (industry leader). Launch of mobile dispatch, microbrowsers in the hands of city drivers, optimized outbound operations. Launch of a “cost calculator” “ for the detailed, “what-if” cost analysis of potential account engagements and pricing adjustments (industry leader). Shift to Windows and Web-based interface platforms. Launch of proprietary data discovery and BI platform, allowing access to data, reports and analytics to every functional level of the enterprise (industry leader). Last 3 Years Build out of the sales, operations, vendor and customer platforms for ABF Logistics. Tighter integration ABF Freight, ABF Logistics and Panther. Custom development for specific customer needs. Continued investment in mobile technologies. Continued automation of manual tasks. On-going enhancements to costing model. Continued investment in BI platforms for improved data discovery and analysis. On-going enhancements to ABF Freight dock, street and yard planning and management systems. Continued investment to the U-Pack Moving online customer experience. Rollout of preventive maintenance platform (TMCare). 115

Powerfully Positioned ArcBest Technologies progresses a virtuous cycle for value creation from the delivery of technology, insight and innovation that is enabled by… 1. An externally-focused “digital” vision focused on customers and growth beyond the traditional management of technology. Optimized investment dedicated to growth and transformational initiatives; 46% of technology spend going to such initiatives versus 31% industry average*. Top technology talent who “get the business” and drive the development of proprietary, differentiating systems customized to the needs of ArcBest and our customers. An organizational structure designed to capitalize on the delivery of technology projects as well as the exploration of emerging technologies. A foundation of information and technology assets that provide ready platforms for future development; ArcBest has been a first mover and early adopter in progressing many of these technology platforms. 2. 3. 4. 5. * Source – Gartner 116

Supply Chain Services A Logistics Company with The Skill and The WillSM to Solve Complex Supply Chain Challenges Truck Brokerage Ocean Warehousing Moving LTL Expedited/Time-Definite Forwarding Maintenance and Repair Asset-Light Asset Asset-Light Asset-Light Guaranteed Capacity 117

David Cobb CHIEF FINANCIAL OFFICER Vice President-Chief Financial Officer since January 2015 Vice President and Controller from May 2006 to December 2014 and Chief Accounting Officer from January 2010 to December 2014 2002 to April 2006: Vice President and Controller of Smith International, Inc., a publicly traded international oilfield service company acquired by Schlumberger Limited 1995 to 2001: Kent Electronics Corporation, a publicly traded specialty electronics distributor and network integrator acquired by Avnet, Inc. 1988 to 1994: Price Waterhouse, a predecessor of PricewaterhouseCoopers LLP Certified Public Accountant  118

Optimal Conditions for Complex Supply Chain Growth ArcBest Actions Huge Markets Combined Strengths How Our Combined Strengths Drive Profitable Growth 119

Agenda Skill & Will to Grow Historical Financial Results and Strong Balance Sheet Position for Future Growth Multiemployer Pension Plans Strategic and Operating Initiatives Drive Revenue and Operating Profit Growth Capital Allocation 120

Historical Financial Results Evolving Logistics Company Increased Penetration of ABF Freight Account Base For Non-LTL Services Asset-Light Logistics Revenue Increased as % of Total 29% 22% 11% 6% 2010 3Q 2015 2010 3Q 2015 121

Historical Financial Results Consolidated Revenue & Operating Income $2,700 $120 $2,684 $2,613 Revenue Operating Income* $0 $-60 3Q’15 LTM 2010 2011 2012 2013 2014 *Operating Income adjusted for nonunion pension settlement expense. This adjustment is further described in the accompanying appendix. 122 Revenue (millions) Adjusted Operating Income(1) ( millions) $90 $2,300 $75 $2,066 $21 $1,908 -$15 $1,658 $11 -$54

Historical Financial Results Equity, Cash & Outstanding Debt $700 $600 $500 $400 $300 $200 $100 $0 Dec. '09 Dec. '10 Dec. '11 Dec. '12 Dec. '13 Dec. '14 Sep. '15 Cash & Short-term Investments Stockholders' Equity Total Debt *EBITDAR is described in the accompanying appendix 123 Millions As of September 30, 2015 Net Cash $70 Million Total Debt to LTM EBITDAR* 0.90X Total Debt to Capitalization 0.25X

Historical Financial Results Well Balanced Outstanding Debt Maturities $ Millions $100 As of September 30, 2015 $150M, 5-year revolver with $70M outstanding, including $50M at fixed rate of 3.1% for 5 years $100M AR securitization with $35M borrowed and $20M letters of credit $100M accordion features available $86M equipment notes Weighted average interest rate of 2% $80 $60 • $40 • $20 • • $0 2015 2016 2017 2018 2019 2020 124 $350 million borrowing availability $70 $47 $35 $1 $9 $30

Multiemployer Pension ABF Freight’s Multiemployer Pension Plans (MEPP) • • Many details and historical information can be found in our regulatory filings. KEY POINTS FOR TODAY: • ABF Freight contributes to 25 MEPPS, which have various levels of underfunding, and half of these plans’ benefits payments are for retirees of companies no longer contributing. We have always paid our full contributions. About half of ABF Freight Teamsters are enrolled in the underfunded Central States Plan. Our contribution rates are set until the expiration of our current labor agreement in 2018. Significant legislative progress was made in 2014 to remove many of the risks associated with Central States and provide a greater degree of certainty for ABF Freight going forward. • • • • 125

Multiemployer Pension Specific Positive Developments that Provide a Path to Resolution and Greater Certainty: 1. Multiemployer Pension Reform Act of 2014 provides trustees of financially distressed union pension plans self-correct options that include: • The ability to adjust benefit levels to match plan assets • The potential to partition plan “orphan” obligations and an agreeable amount of fund assets to the PBGC 2. Ten years following trustee plan changes, MPRA 2014 provides for potential contributor withdrawal at a reduced withdrawal liability amount 3. Central States Plan submitted a proposed pension rescue plan to U.S. Department of the Treasury in September 2015 • Goal is for participants to receive benefits based primarily on the amount of contributions made by their employers Continued participation with lower pension credit for future service Gradual phase-out of early retirement without benefit reductions Implementation estimated to be in July 2016 • • • 126

Strategic and Operating Initiatives Powerfully Positioned Balanced Capital Strategy *EBITDAR is described in the accompanying appendix 127 Return of Capital to Shareholders • Dividend of $0.32 per share (annual) • Share repurchase – $50M authorized and available Maintain Strong Balance Sheet • Cash Balance – $261M at 9/30/2015 • Debt maintenance – 0.9X debt to LTM EBITDAR* at 9/30/2015 • $350M available debt capacity Growth and Operating Initiatives • Capital investments consistent with service initiatives and strategy • Invest in operational efficiencies and innovation • Selective tuck-in and strategic acquisitions

Strategic and Operating Initiatives Strategic and Operational Actions Lay the Foundation for Profitable Growth Revenue ($B) ROCE* Operating Income* ($M) +270 bps 10% CAGR 23% CAGR $175 10.5% $3.7 7.8% $2.7 $90 LTM Sept. 2015 2018 Target LTM Sept. 2015 2018 Target LTM Sept. 2015 2018 Target * ROCE is further described in the accompanying appendix. Our long-term financial targets are based upon a variety of estimates and assumptions which may not be realized. The estimates and assumptions our management used as a basis for the long-term financial targets are not facts and should not be relied upon as being indicative of future results. The company does not intend, and undertakes no duty to update these long-term financial targets to reflect subsequent events or circumstances; however, the company may update or withdraw these long-term financial targets or any portion thereof at any time at its discretion. Management assumptions are further detailed in the accompanying appendix. 128

Strategic and Operating Initiatives Clear Line of Site for Revenue Growth from our Initiatives Revenues ($ in billions) Key Drivers • Continued penetration of existing account base Multiple services leads to higher retention rates Continued value-added services generates account growth at FleetNet and ABF Moving Potential for selective acquisitions $3.7 • • $2.7 • Assumptions • • • Positive economic trends Positive pricing environment No significant changes in fuel prices from current LTM Sept. 2015 Economic Customer Participation Market share Acquisitions 2018 Target Our long-term financial targets are based upon a variety of estimates and assumptions which may not be realized. The estimates and assumptions our management used as a basis for the long-term financial targets are not facts and should not be relied upon as being indicative of future results. The company does not intend, and undertakes no duty to update these long-term financial targets to reflect subsequent events or circumstances; however, the company may update or withdraw these long-term financial targets or any portion thereof at any time at its discretion. Management assumptions are further detailed in the accompanying appendix. 129

Strategic and Operating Initiatives Operating Leverage and Disciplined Cost Control Drives Operating Income Margins – 150bps Improvement Operating Income ($ in millions) Key Drivers $175 • Incremental income on revenue growth Productivity improvements in ABF Freight terminal operations Investments in ABF Freight technology and equipment drives fuel efficiency and improved maintenance Operational efficiencies at ABF Logistics, Panther and FleetNet due to increased scale and systems • • $90 • LTM Sept. 2015 Economic Customer Market Share, Cost Savings, 2018 Target Participation Acquisitions Incl Productivity Our long-term financial targets are based upon a variety of estimates and assumptions which may not be realized. The estimates and assumptions our management used as a basis for the long-term financial targets are not facts and should not be relied upon as being indicative of future results. The company does not intend, and undertakes no duty to update these long-term financial targets to reflect subsequent events or circumstances; however, the company may update or withdraw these long-term financial targets or any portion thereof at any time at its discretion. Management assumptions are further detailed in the accompanying appendix. 130

Capital Allocation Powerful Cash Flow Funds Growth and Return to Shareholders Through 2018 Significant Free Cash Flow* Balanced Capital Allocation Goals 1 Pursuing strategic acquisitions $300 million cumulative over next 3 years 2 Repaying equipment notes 3 Paying a competitive dividend 4 Executing share repurchases *Free cash flow is further described in the accompanying appendix. Our long-term financial targets are based upon a variety of estimates and assumptions which may not be realized. The estimates and assumptions our management used as a basis for the long-term financial targets are not facts and should not be relied upon as being indicative of future results. The company does not intend, and undertakes no duty to update these long-term financial targets to reflect subsequent events or circumstances; however, the company may update or withdraw these long-term financial targets or any portion thereof at any time at its discretion. Management assumptions are further detailed in the accompanying appendix. 131 Investing in high ROI capex, including technology and innovation Investing in strategic operating expenditures to improve our service offering Generating Operating Cash Flow

Capital Allocation Powerfully Positioned Improved profitability, cash flow and shareholder value 132 Organic Investment • Strategy of profitable growth through comprehensive service offerings and organic investment in people and technology. Operating Cost Efficiencies • Opportunities for improving shareholder value through reduced costs and improved efficiencies at ABF Freight and through appropriate scale in the asset-light logistics businesses. Growth Initiatives • History of growth of logistical services within our legacy business and growth in asset-light logistics businesses in response to customer needs and demands. Growth of asset-light services enhances growth of ABF Freight.

Growing & Profitable Logistics Company Increased % of Revenue from Asset-Light Businesses 1 Solid Balance Sheet and Cash Flow Generation 50% 2 Strong Revenue Growth Rates • 10% Historical 5-Year CAGR • 10% 3-Year Target CAGR 40-45% 29% 3 Operating Profit Margin Expansion 11% Increased % of Revenue from Asset-Light Businesses 4 2010 3Q 2015 2018 Target Goal 133

Stock Multiples ArcBest’s stock trading multiples have trailed that of the LTL industry average. As our asset-light businesses become a higher percentage of our financial profile, we anticipate ArcBest’s valuation multiples to migrate toward those of the asset-light peer group. *Average stock price, on 11/3/15, as a multiple of 2014 EPS – Stifel Transportation Industry Report 134 ArcBest 14.3X Industry Equity Valuations Industry Segment Multiple* Truckload 19.6X LTL 16.5X Intermodal 23.4X Non-Asset-Based – Forwarding/Logistics 22.5X

Judy McReynolds Wrap Up 135

ArcBest Corporation Board of Directors Judy R. McReynolds ArcBest President & CEO Judy R. McReynolds, with 25 years in the transportation industry, including 18 years at ArcBest, is the only member of the company’s senior management who serves on the ArcBest board, as well as numerous outside boards, including OGE Energy Corp., American Transportation Research Institute, American Trucking Associations and the Transportation Industry Council of the Federal Reserve Bank of St. Louis. Robert A. Young III Chairman Robert A. Young III served as CEO of ArcBest Corporation from August 1988 until his retirement in January 2006. He also held the positions of President and Chief Operating Officer of ArcBest and President of ABF FreightSM. John W. Alden Board Member since 2005 John W. Alden retired in 2000 as Vice Chairman of United Parcel Service of America, Inc., where he worked for 35 years. He is also a Director of Barnes Group, Inc., Dun & Bradstreet Corp. and Silgan Holdings, Inc. Fred A. Allardyce Board Member since 2004 Fred A. Allardyce is Chairman and Chief Executive Officer of Advanced Breath Diagnostics, a development-stage medical diagnostic company, and also serves as Chairman of Monitor Instruments, a development-stage scientific instrument firm. Stephen E. Gorman Board Member since 2015 Stephen E. Gorman is Chief Executive Officer of privately held Borden Dairy Co. Previously he was Executive Vice President and Chief Operating Officer of Delta Air Lines Inc. He currently serves on the board of Aeromexico. 136

ArcBest Corporation Board of Directors William M. Legg Board Member since 2002 William M. Legg spent 31 years at Deutsche Banc Alex.Brown, where he served as head of its Transportation Group and Co-Head of the Corporate Finance Department. He and his group executed initial public offerings for many logistics companies. Kathy D. McElligott Board Member since 2015 Kathy D. McElligott is Executive Vice President and Chief Information and Technology Officer of McKesson Corp. Previously she served as Chief Information Officer and Vice President, Information Technology at Emerson Electric Co. John H. Morris Board Member since 1988 John H. Morris formerly served as Director of Treadco, Inc., a publicly held tire retreader and truck tire dealer. He’s also served on numerous boards in addition to ArcBest and Treadco, including Spectramed and Landstar Systems. Janice E. Stipp Board Member since 2012 Janice E. Stipp is Executive Vice President, Chief Financial Officer and Treasurer of Tecumseh Products, a global manufacturer of compressors and condensing units for the commercial refrigeration, a position she’s held since October 2011. Steven L. Spinner Board Member since 2011 Steven L. Spinner is President and Chief Executive Officer and a member of the board of directors of United Natural Foods, Inc. Prior to joining UNFI, he served as Director and CEO of Performance Food Group Company. Craig E. Philip Board Member since 2011 Craig E. Philip is the retired CEO of Ingram Barge Company. His transportation background includes serving as Vice President of the Intermodal Division of South Pacific Railroad prior to ending his career at Ingram Barge. 137

ArcBest Investor Day – Key Takeaways • ArcBest is a logistics company with The Skill & The Will to grow – we have assets and offer solutions through guaranteed capacity and flexible options. • We are trusted logistics experts at a company powerfully positioned as the best place for our customers to receive answers to their supply chain challenges. • We consider the customer in everything we do and it is the “tie that binds” every ArcBest employee. • Our financial market valuation should reflect our position as a complete logistics company with a mix of asset and asset-light solutions. 138

Q&A 139

APPENDIX 140

Consolidated Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization ("Adjusted EBITDA") and Before Rentals ("EBITDAR")

($ thousands)

	12/31/2013	12/31/2014	9/30/2015*
Net income	$ 15,811	$ 46,177	$ 54,409
Interest and other related financing costs	4,183	3,190	4,005
Income tax provision	3,650	24,435	31,098
Depreciation and amortization	88,389	86,222	90,588
Amortization of share-based compensation	5,494	6,998	7,979
Amortization of net actuarial losses of benefit plans and pension settlement expense	10,046	9,300	7,440
Consolidated Adjusted EBITDA	**$ 127,573**	**$ 176,322**	**$ 195,519**
Rentals and other (cash basis)	17,553	17,088	16,993
Consolidated Adjusted EBITDAR	**$ 145,126**	**$ 193,410**	**$ 212,512**

Adjusted EBITDA and EBITDAR are primary components of the financial covenants contained in ArcBest Corporation's Amended and Restated Credit Agreement. Management believes Adjusted EBITDA and EBITDAR to be relevant and useful information, as EBITDA and EBITDAR are standard measures commonly reported and widely used by analysts, investors, and others to measure financial performance and ability to service debt obligations. However, these financial measures should not be construed as better measurements than operating income (loss), operating cash flow, net income (loss), or earnings (loss) per share, as determined under GAAP. Other companies may calculate EBITDA and EBITDAR differently; therefore, our Adjusted EBITDA and EBITDAR may not be comparable to similarly titled measures of other companies.

*Twelve months ended 9/30/2015

SKILL & WILL ArcBest 141

Return On Capital Employed (ROCE) Return On Capital Employed (ROCE) is calculated as the following ratio: Net Income + Interest + Imputed Interest (after tax) Average Equity + Average Total Debt + Average Imputed Debt 142

Free Cash Flow

	Year Ended December 31 ($ thousands)					
	2010	2011	2012	2013	2014	9/30/2015*
Free Cash Flow						
Operating cash flow	$ 26,287	$ 100,852	$ 84,534	$ 93,504	$ 143,766	$ 145,139
Capex, net of financings	(11,422)	(53,227)	(37,278)	(26,369)	(35,483)	(65,371)
Proceeds from asset sales	5,879	7,062	6,397	2,194	4,928	6,342
Capitalization of internally-developed software	(4,355)	(5,295)	(7,218)	(7,668)	(8,418)	(8,557)
Free Cash Flow	**$ 16,389**	**$ 49,392**	**$ 46,435**	**$ 61,661**	**$ 104,793**	**$ 77,553**

Management believes Free Cash Flow to be relevant and useful information, as Free Cash Flow is a standard measure commonly reported and widely used by analysts, investors, and others to measure financial performance and ability to service debt obligations. However, this financial measure should not be construed as a better measurement than operating income (loss), operating cash flow, net income (loss), or earnings (loss) per share, as determined under GAAP. Other companies may calculate Free Cash Flow differently; therefore, our Free Cash Flow may not be comparable to similarly titled measures of other companies.

*Twelve months ended 9/30/2015

SKILL & WILL ArcBest 143

Operating Income Year Ended December 31 ($ millions) 2010 2011 2012 2013 2014 9/30/2015* Operating Income Amounts on a GAAP basis Pension settlement expense, pre-tax Non-GAAP amounts $ (54.5) 0.2 $ 9.8 1.1 $ (14.6) – $ 19.1 1.8 $ 69.2 5.3 $ 86.2 3.6 $ (54.4) $ 10.9 $ (14.6) $ 20.9 $ 74.5 $ 89.8 *Twelve months ended 9/30/2015 144

Assumptions Used In 2018 Targets Revenues Operating Income Free Cash Flow Expect to generate free cash flow totaling $300 million over 2016 – 2018, primarily driven by operating cash flow Continued replacement cycle of ABF Freight revenue equipment Investment in high return capital expenditures and innovative technology Investment in high return operating expenditures Finance approximately $200 million of equipment purchases over 2016 – 2018 Repayment of approximately $200 million of equipment debt over 2016 – 2018 Dividend payments and share repurchases totaling $50 million to $60 million over 2016 – 2018 Excess cash flow to increase available liquidity from September 30, 2015 balance of $387 million (cash plus borrowing capacity), plus $100 million of revolver accordion features Liquidity and excess cash flow available for strategic acquisitions Economic and pricing environment that supports mid-single-digit industry growth (3% – 5%) Relatively flat diesel fuel prices ABF Freight annual revenue growth that is similar to historical averages (low-single-digit percentage year-over-year increases) Organic asset-light annual revenue growth of 15% – 20%, driven by market share gains and continued penetration of ArcBest account base Acquisitions of $150 million – $200 million of revenue by 2018 Asset-light accounts for 40% – 45% of consolidated revenue by 2018 ABF Freight: • Incremental operating income margins that are similar to historical averages (10% – 15%) ABF Freight union labor agreement: labor rate changes not in excess of freight pricing improvements Continued productivity improvements in ABF Freight terminal operations (shipments per dock, street & yard hour, etc.) Annual miles per gallon improvement of 0.5% to 1.0% due to investments in more fuel efficient equipment Modest improvements in maintenance cost per mile resulting from investment in new equipment • • • • Asset-light operating ratio improvement of 100bps – 200bps by 2018 due to increased scale and improved systems productivity Note: Asset-light operating ratio could be impacted by acquisitions Our long-term financial targets are based upon a variety of estimates and assumptions which may not be realized. The estimates and assumptions our management used as a basis for the long-term financial targets are not facts and should not be relied upon as being indicative of future results. The company does not intend, and undertakes no duty to update these long-term financial targets to reflect subsequent events or circumstances; however, the company may update or withdraw these long-term financial targets or any portion thereof at any time at its discretion. 145